Exhibit 10.4

VELODYNE ACOUSTICS, INC.

2007 INCENTIVE STOCK PLAN

1.             Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock and other stock or cash awards as the Administrator may determine.

2.             Definitions. As used herein, the following definitions will apply:

(a)           “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)           “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock and other stock or cash awards as the Administrator may determine.

(d)           “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)           “Board” means the Board of Directors of the Company.

(f)            “Change in Control” means the occurrence of any of the following events:

(i)           Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)          The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)         The consummation of a merger, consolidation or other reorganization of the Company with any other corporation, other than a merger, consolidation or other reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(g)           “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h)           “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i)            “Common Stock” means the common stock of the Company.

(j)            “Company” means Velodyne Acoustics, Inc., a California corporation, or any successor thereto.

(k)           “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on the exemption from registration provided by Rule 701 of the Securities Act of 1933, as amended.

(l)            “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(m)          “Director” means a member of the Board.

(n)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)           “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)           “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith.

(r)            “Fiscal Year” means the fiscal year of the Company.

(s)           “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)            “Inside Director” means a Director who is an Employee.

(u)           “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)          “Option” means a stock option granted pursuant to the Plan.

(x)           “Outside Director” means a Director who is not an Employee.

(y)          “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)           “Participant” means the holder of an outstanding Award.

(aa)         “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(bb)        “Plan” means this 2007 Incentive Stock Plan.

(cc)         “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(dd)        “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ee)         “Section 16(b)” means Section 16(b) of the Exchange Act.

(ff)          “Service Provider” means an Employee, Director or Consultant.

(gg)        “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(hh)        “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.            Stock Subject to the Plan.

(a)           Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is One Million Twenty-five Thousand (1,025,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)           Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). However, unrestricted Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan. To the extent any Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Without limiting the foregoing, and subject to any adjustments pursuant to Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a).

(c)           Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.            Administration of the Plan.

(a)           Procedure.

(i)          Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)         Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)        Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)        Other Administration. Other than as provided above, the Plan will be administered by (A) the Board, or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)          Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)           to determine the Fair Market Value;

(ii)          to select the Service Providers to whom Awards may be granted hereunder;

(iii)         to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv)         to approve forms of agreements for use under the Plan;

(v)          to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vi)         to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to any sub-plans established for the purpose of satisfying applicable foreign laws;

(vii)        to modify or amend each Award (subject to Section 18(c) of the Plan);

(viii)       to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(ix)         to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine;

(x)          to grant, in addition to the incentives described in Sections 6 and 7 below, other incentives payable in cash or Shares under the Plan as determined by the Administrator to be in the best interests of the Company and subject to any terms and conditions the Administrator deems advisable; and

(xi)         to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision; Good Faith Actions. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. The Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Award and all individuals serving as Administrator shall be fully protected and indemnified by the Company with respect to any such action, determination or interpretation.

5.             Eligibility. Nonstatutory Stock Options, Restricted Stock and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.             Stock Options.

(a)           Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)           Term of Option. The Administrator will determine the term of each Option in its sole discretion. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)           Option Exercise Price and Consideration.

(i)           Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(A)          In the case of an Incentive Stock Option

(1)       granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(2)       granted to any Employee other than an Employee described in paragraph (1) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(B)          In the case of a Nonstatutory Stock Option

(1)       granted to a Service Provider who, at the time the Nonstatutory Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(2)       granted to any Service Provider other than a Service Provider described in paragraph (1) immediately above, the per Share exercise price will be no less than 85% of the Fair Market Value per Share on the date of grant.

(C)          Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)          Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. At a minimum, an Option will be exercisable at the rate of at least twenty percent (20%) per year over five (5) years from the date the Option is granted.

(iii)         Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d)           Exercise of Option.

(i)           Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

(ii)          Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (not to exceed three (3) months if the Option is an Incentive Stock Option) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option (whether it is an Incentive Stock Option or a Nonstatutory Stock Option) will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)         Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of Participant’s termination of services (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)        Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), as provided in Section 11. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(e)           Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the transferability of the Shares issuable upon the exercise of an Option as it deems appropriate and any such restrictions shall be set forth in the Award Agreement. The Administrator may direct that the certificates evidencing Shares acquired by exercise of an Option refer to any such restrictions. The Administrator may require the Participant to give the Company prompt notice of any disposition of Shares acquired by exercise of an Option. The Administrator may direct that the certificates evidencing Shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition. In order for an Option to qualify as an Incentive Stock Option, no disposition of the Shares acquired by exercise of such Option may be made by the Participant within two (2) years from the date of the granting of the Option or within one (1) year after the transfer of such Shares to the Participant pursuant to his or her exercise of the Option.

(f)            Repurchase Rights. The Shares acquired upon the exercise of an Option may be subject to one or more repurchase rights of the Company upon the terms provided in the Award Agreement, in accordance with Applicable Laws.

7.             Restricted Stock.

(a)           Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)           Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)           Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)          Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)           Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)            Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)           Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)           Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.             Other Cash or Stock Awards. In addition to the incentives described in Sections 6 and 7 above, the Administrator may grant other incentives payable in cash or Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

9.             Performance Goals. Awards of Restricted Stock and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including, without limitation, cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to stockholders. Any Performance Goals may be used to measure the performance of the Company as a whole or any division of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report.

10.           Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months from the first day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

11.           Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award will be paid in the event of the Participant’s death. Each such designation will revoke all prior designations by the Participant and will be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

12.           Transferability of Awards. Unless determined otherwise by the Administrator, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (whether such disposition be voluntary or involuntary or by operation of law or otherwise), other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 11. Any such attempted disposition of an Award, other than as provided herein, shall be null and void and of no effect. All rights with respect to an Award granted to a Participant will be available during his or her lifetime only to the Participant.

13.           Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)           Adjustments. In the event that any stock dividend, stock split, reverse stock split or other recapitalization or reorganization affecting the Shares occurs, the Administrator shall adjust the number and class of Shares covered by each outstanding Award so as to prevent any decrease or increase of the benefits or potential benefits intended hereunder with respect to each Participant (and the Administrator shall similarly adjust the number and class of Shares that may be delivered under the Plan pursuant to the numerical Share limit set forth in Section 3).

(b)           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, an Award, to the extent it has not been previously exercised, will terminate immediately prior to the consummation of such proposed action.

(c)           Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (and the Administrator shall not be required to treat all Awards similarly in the transaction); provided, however, that if an Award is not assumed or substituted by the successor corporation or a Parent or Subsidiary of the successor corporation in the event of a Change in Control, the Administrator, in its sole and absolute discretion, may provide (i) that all restrictions on Restricted Stock will lapse, (ii) that all outstanding Options, including any portion thereof which would not otherwise be vested or exercisable, will be exercisable for a reasonable period of time immediately prior to the closing date of such Change in Control, and/or (iii) that all Performance Goals or other vesting criteria will be deemed achieved at target levels and all terms and conditions met (provided, however, that any such accelerated vesting and exercise rights described in the foregoing subsections (i), (ii) and (iii) shall be conditioned upon the Company’s execution of a final definitive agreement with respect to such Change in Control, and the Company shall provide the Participant with notice thereof as soon as practicable). Any Options which are not assumed or substituted by the successor corporation or a Parent or Subsidiary of the successor corporation and which are not exercised prior to the closing of such Change in Control, in accordance with this Section 13(c), shall terminate upon the closing of such Change in Control.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option, for each Share subject to such Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests or is earned upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, that a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14.           Tax Withholding.

(a)           Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)           Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may (without limitation) permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) paying cash; (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld; (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld; or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15.           No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16.           Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.           Term of Plan. Subject to Section 21 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

18.           Amendment and Termination of the Plan.

(a)           Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)           Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)               Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.              Conditions Upon Issuance of Shares.

(a)               Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)              Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to (i) represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required; and (ii) make such other investment representations as the Administrator and counsel for the Company deem necessary or advisable to effect compliance with all Applicable Laws.

20.           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21.           Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22.           Effect of Plan upon Other Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary or Parent. Nothing in this Plan shall be construed to limit the rights of the Company or any Subsidiary or Parent of the Company to: (a) establish any other forms of incentives or compensation for Service Providers of the Company or any Subsidiary or Parent of the Company, or (b) grant or assume Awards otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of Awards in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of the business, stock or assets of any corporation, firm or association.

23.           Securities Law and Other Regulatory Compliance. This Plan is intended to be exempt from the rules of Section 409A of the Code, and the rules, regulations and rulings promulgated thereunder (“Section 409A”), and to comply with Section 25102(o) or Section 25102(f) of the California Corporations Code, as the case may be (collectively, “Section 25102”), and any other Applicable Laws. Any provision of the Plan which is not exempt from the rules of Section 409A or which is inconsistent with the requirements of Section 25102 or any other Applicable Laws shall, without further act or amendment by the Company or the Administrator, be construed, modified and/or applied so as to be exempt from the rules of Section 409A and consistent and in conformity with Section 25102 and any other Applicable Laws (so as not to accelerate the recognition of income to the Participant). A grant of an Award will not be effective unless such grant is in compliance with all Applicable Laws, as they are in effect on the date of grant and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register its Common Stock with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.